GAMCO Global Gold, Natural Resources & Income Trust N-2/A

Exhibit 99.(l)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

April 15, 2024

GAMCO Global Gold, Natural Resources & Income Trust
One Corporate Center

Rye, New York 10580-1422

RE:	GAMCO Global Gold, Natural Resources & Income Trust

Shelf Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to GAMCO Global Gold, Natural Resources & Income Trust, a Delaware statutory trust (the “Company”), in connection with the Registration Statement on Form N-2 filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 20, 2024, under the Securities Act of 1933 (the “Securities Act”), as amended by Pre-Effective Amendment No. 1 to the Registration Statement to be filed by the Company on the date hereof (as amended, the “Registration Statement”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) common shares of the Company, par value $0.001 per share (the “Common Shares”) and (ii) preferred shares of the Company, par value $0.001 per share (the “Preferred Shares”), which may be issued in one or more series. The Common Shares and Preferred Shares offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of Part C of Form N-2.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)            the Registration Statement;

(b)            an executed copy of a certificate of Peter Goldstein, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(c)            a copy of the Company’s Certificate of Trust dated January 4, 2005, and a copy of each Certificate of Amendment to the Certificate of Trust dated January 12, 2005, September 12, 2007, December 1, 2011 and March 26, 2014, respectively (collectively, the “Certificate of Trust”), each as certified by the Secretary of State of the State of Delaware as of April 10, 2024, and each certified pursuant to the Secretary’s Certificate;

GAMCO Global Gold, Natural Resources & Income Trust

April 15, 2024

(d)             a copy of the Company’s Third Amended and Restated Agreement and Declaration of Trust, dated as of February 16, 2011, certified pursuant to the Secretary’s Certificate;

(e)            a copy of the Statement of Preferences of the Company’s 5.00% Series B Cumulative Preferred Shares, dated May 7, 2013, certified pursuant to the Secretary’s Certificate;

(f)            a copy of the Company’s Third Amended and Restated By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(g)            a copy of certain resolutions of the Board of Trustees of the Company, adopted on February 13, 2024, certified pursuant to the Secretary’s Certificate; and

(h)            a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the Delaware Statutory Trust Act (the “DSTA”).

As used herein “Transaction Documents” means any applicable underwriting or purchase agreement and “Organizational Documents” means those documents listed in paragraphs (c) through (f) above.

The opinions stated in paragraphs 1 and 2 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein:

GAMCO Global Gold, Natural Resources & Income Trust

April 15, 2024

(i)        the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act;

(ii)        an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations;

(iii)        the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, an “at the market” offering or other offering with underwriters or agents, the underwriting, sales agent or other agreement or purchase agreement with respect thereto;

(iv)        the Board of Trustees of the Company, including any duly authorized committee thereof, shall have taken all necessary statutory trust action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Trustees of the Company; and

(v)        the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the Organizational Documents so as not to violate any applicable law, or the Organizational Documents, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the assumptions stated herein, we are of the opinion that:

1.        With respect to any Common Shares offered by the Company (the “Offered Common Shares”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Shares are to be certificated, certificates in the form required by the Organizational Documents representing the Common Shares are duly executed and countersigned and (c) the Offered Common Shares are registered in the Company’s share register and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite statutory trust action on the part of the Company under the DSTA and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Common Shares.

GAMCO Global Gold, Natural Resources & Income Trust

April 15, 2024

2.        With respect to any shares of any series of Preferred Shares offered by the Company (the “Offered Preferred Shares”), when (a) the general conditions shall have been satisfied, (b) the Board of Trustees of the Company, or a duly authorized committee thereof, has duly adopted a Statement of Preferences for the Offered Preferred Shares in accordance with the DSTA and the Organizational Documents, (c) if the Offered Preferred Shares are to be certificated, certificates in the form required by the Organizational Documents representing the Offered Preferred Shares are duly executed and countersigned and (d) the Offered Preferred Shares are registered in the Company’s share register and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite statutory trust action on the part of the Company under the DSTA and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Preferred Shares.

In rendering the foregoing opinions we have assumed that the Organizational Documents are the only governing instruments, as defined under the DSTA, of the Company; the Company has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Company satisfying the requirements of the DSTA and (i) no procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Company or its Board of Trustees or shareholders, as applicable, that would result in the liquidation, dissolution or winding-up of the Company, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its jurisdiction of formation, and the Company has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certificate of Trust.

GAMCO Global Gold, Natural Resources & Income Trust

April 15, 2024

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

K.E.B.